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                                                                   EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT
                             --------------------

      EMPLOYMENT AGREEMENT, dated as of March 1, 1998 between NOONEY REALTY TRUST, INC., a Missouri corporation (the "Company"), and THOMAS N. THURBER ("Employee").

      The Company desires to have the benefit of Employee's considerable expertise and experience and desires to enter into an agreement providing for his employment as an executive officer of the Company through February 28, 2003.

      Employee is willing to be employed by the Company through February 28, 2003.

      In consideration of the premises and the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.  Capacity, Term and Scope of Employment.
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          (a)  During the period from the date hereof through February 28,
2003, Employee shall be employed as chief financial officer and treasurer of the Company, responsible for such matters as the Board of Directors of the Company may request Employee to participate in for the benefit of the Company. Employee shall report directly to and be responsible to the Board of Directors of the Company and its chief executive officer.

          (b) Through February 28, 2003, Employee shall devote such time and attention to the affairs of the Company as Employee shall deem necessary to fulfill his duties hereunder. It is expressly understood that Employee may also be an employee, officer and member of the board of directors of any other company or companies, whether in the real estate business or otherwise.



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          (c)  If, following the termination of Employee's employment as an employee, the Company discovers any irregularity in the books or records of the Company's accounts and the Company anticipates making a claim against Employee for such irregularity, Employee and his representative shall have the right, in the presence of a representative of the Company to review the relevant books, records and files of the Company in connection with the irregularity.

      2.  Compensation and Benefits. As compensation hereunder, the Company
          -------------------------
shall pay, and Employee shall accept, during the period of his employment hereunder:

          (a) base compensation at a minimum rate of $8,333.33 per month, commencing March 1, 1998, of which $2,083.33 per month shall be payable in equal semimonthly installments and of which $6,250.00 per month shall be payable on a deferred basis, without interest, at the end of the term hereof (or earlier, as provided herein), but which shall vest in equal semimonthly installments as earned;

          (b) reimbursement for such travel expenses and accommodations as are reasonable and necessarily incurred by him in connection with the performance of his duties under this Agreement and in accordance with procedures and policies in effect from time to time, for out-of-pocket expenses reasonably incurred; and

          (c) As an inducement essential to Employee entering into this Agreement, options to purchase 25,000 shares of the Company's Common Stock at the last reported closing bid price for such shares on or before February 27, 1998; such options shall contain such provisions as are set forth in Exhibit A hereto.

      3.  Confidential Information and Materials. Employee agrees that during
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the term of this Agreement and thereafter he will not, without the prior written consent of the Company, use or disclose to any persons, other than persons then employed by, or acting as advisers or


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consultants to, the Company or any of its affiliates and members of the board of directors thereof, any information (whether business, financial, technical or otherwise), know-how, trade secrets, customer lists, or other documents and materials relating to the Company or any of its affiliates (the "Confidential Materials and Information") that are currently in his possession or that may come into his possession subsequent to the date hereof; provided,
                                                                    --------
however, that the foregoing shall not apply to Confidential Materials and
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Information which are or become part of the public domain other than by means of a breach of this Agreement. Upon termination of employment with the Company for any reason (including termination on February 28, 2003 pursuant to the terms of this Agreement), Employee agrees to return to the Company all tangible manifestations of trade secrets and customer lists and all copies thereof. Employee further agrees that his obligations under this Section shall survive his termination of employment with the Company and shall continue to bind him for a period of five years following such termination.

      4.  Termination of Employment. Notwithstanding anything herein contained:
          -------------------------

          (a) If Employee shall, at any time prior to February 28, 2003, fail to perform his duties hereunder because of illness or other physical or mental incapacity which shall continue for a period of more than 120 days, the Company shall have the right to terminate Employee's employment as of a date to be specified in a notice to Employee to that effect, whereupon Employee shall continue to receive his salary through the last day of the month in which such termination shall take effect, all deferred compensation which has vested through such date shall be paid.

          (b) If, at any time prior to February 28, 2003, Employee (i) shall be adjudged civilly liable for any material breach of his duties hereunder or of his fiduciary duties to the Company, (ii) shall be convicted of a felony against a person or property or (iii) shall willfully


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fail to perform his duties hereunder or be in material breach hereof and such failure or breach shall continue for 30 days after written notice thereof is given to Employee by the Company, then the Company shall have the right to terminate its employment of Employee and all of its obligations to Employee hereunder immediately upon delivery to him of notice of such termination, but in such event Employee shall forthwith be paid all deferred compensation which has vested as of the date of such termination.

          (c) In the event "Adjusted Funds From Operations" of the Company, as defined in Exhibit B hereto, for the fiscal year ended December 31, 2000, as determined in good faith by the Company and reviewed by the Company's certified public accountants, is less than $1,998,710, then the Company shall have the right to terminate its employment of Employee and all of its obligations to Employee hereunder immediately upon delivery to him of notice of such termination, but in such event Employee shall forthwith be paid all deferred compensation which has vested as of the date of such termination.

          (d) In the event that Employee dies prior to February 28, 2003, his employment shall terminate immediately and automatically, all deferred compensation which has vested shall be paid to his estate.

          (e) In the event Employee's services hereunder are terminated by the Company for any other reason or in the event the Company sells all or substantially all of its assets or is otherwise liquidated, all compensation payable hereunder after the date of such termination (including all deferred compensation, whether vested or not) shall be immediately paid.

      5.  Representations of Employee. Employee represents and warrants to the
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Company that he is under no contractual or other restriction which is inconsistent with his execution of this


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Agreement, the performance by him of his duties hereunder, or with the rights of the Company (or of any of its affiliates) hereunder and that this Agreement constitutes a legal, valid and binding obligation of Employee.

      6.  Representations of the Company. The Company represents and warrants
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that this Agreement has been duly authorized by its Board of Directors and constitutes a legal, valid and binding obligation of the Company.

      7.  Arbitration; Severability.
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          (a)  Any dispute, claim or controversy between the parties with respect to the performance or interpretation of this Agreement or Employee's employment at Company which cannot be resolved between the parties shall be finally resolved by a binding arbitration to be conducted by a single arbitrator under the auspices of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") at a mutually acceptable place in St. Louis County, Missouri. The arbitrator shall be bound by the terms and conditions of this Agreement and shall have no power, in rendering the award to alter or depart from any express provision of this Agreement or to make a decision which is not supported by law and substantial evidence. Each party shall bear the costs of its own attorneys and experts, and the parties shall equally bear the costs, charges, and expenses, including the fees, charges, and expenses of the arbitrator and the AAA. Notwithstanding the parties' agreement to arbitrate, the parties reserve all of their respective rights to seek provisional remedies before the courts which they would have at law or equity, including temporary restraining orders, injunctions or other similar relief.

          (b) It is the desire and the intent of the parties that the terms and conditions of this Agreement shall be enforced to the fullest extent permissible. Accordingly, if any particular


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term or condition of this Agreement shall be adjudicated or become by operation of law invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such term or condition and the remainder of this Agreement shall remain in full force and effect. A deletion resulting from any adjudication shall apply only with respect to the operation of that term or condition in the particular jurisdiction in which such adjudication is made.

      8.  Entire Agreement; Amendment. This Agreement sets forth the entire
          ---------------------------
understanding of the parties with respect to the employment arrangement with Employee and may be modified or amended only by a written instrument duly executed by the Company and Employee.

      9.  Assignment. The rights of Employee under this Agreement shall not be
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transferable by assignment or otherwise, shall not be subject to commutation or encumbrance and shall not be subject to the claims of creditors of Employee. The Company may, however, assign its rights and delegate its duties hereunder to a real estate investment trust which it may form; in such case, Employee hereby accepts such delegate of duties and releases the Company from any liability thereon.

      10. Binding Effect. This Agreement shall be binding on and inure to the
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benefit of the heirs and personal representatives of Employee and shall also be binding on and inure to the benefit of the Company and its successors and assigns.

      11. Notices. Any notice or other communication required or permitted to
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be given hereunder shall be in writing and shall be given by certified or registered mail, overnight delivery service such as Federal Express, facsimile transmission or personal delivery against receipt to the address or facsimile copier number of the parties set forth below or to such other address or facsimile copier number as the party shall have furnished in writing in accordance with the

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provision of this Section:

      If to the Company, to:    Nooney Realty Trust, Inc.
                                500 N. Broadway, Suite 1200
                                St. Louis, MO 63102
                                Fax: (314) 206-4666

      And to:                   Frederick W. Scherrer, Esq.
                                Bryan Cave LLP
                                211 N. Broadway, Suite 3600
                                St. Louis, MO 63102
                                Fax: (314) 259-2020

      If to Employee to:        Thomas N. Thurber
                                156 W. 56th Street, Suite 1101
                                New York, NY 10019
                                Fax: (212) 586-6704

      And to:                   Howard F. Hart, Esq.
                                Hughes Hubbard & Reed LLP
                                350 South Grand Avenue, Suite 3600
                                Los Angeles, CA 90071
                                Fax: (213) 613-2950

      12. Counterparts. This Agreement may be executed in one or more
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counterpart copies, each of which shall be deemed an original, and shall become effective when one or more counterparts shall have been signed by each of the parties hereto and delivered to the other parties.


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      13. Governing Law. This Agreement shall be governed and construed in
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accordance with the laws of the State of Missouri.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       THE COMPANY:

                                       NOONEY REALTY TRUST, INC.

                                       By: /s/ Patricia A. Nooney
                                           ----------------------------------
                                           PATRICIA A. NOONEY
                                           President

                                       EMPLOYEE:

                                       /s/ Thomas N. Thurber
                                       --------------------------------------
                                       THOMAS N. THURBER


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